THE MALLARD FUND, INC.
Investments / September 30, 2000
(Showing Percentage of Total Value of Net Assets)
_________________________________________________________________

                              Shares           Value
COMMON STOCK -   1.4%

Broadcom Corporation              1,050   $    255,938
Cacheflow, Inc.			                7,625	     1,090,375
Checkfree Holdings		              2,113		       88,515
Cisco Systems, Inc.              13,653        754,328
Conductus, Inc.			               10,455	       154,211
Fusion Medical Technologies       7,221         70,856
Jazztel PLC				                  13,156		      296,010
NIKU Corporation			               9,937     		 242,214
Seagate Technology, Inc.          2,243        154,767
Usinternetworking, Inc.          30,488        203,413
Wireless Facilities, Inc.	        7,438		      429,080

    TOTAL COMMON STOCK (COST $540,638)	 $   3,739,707

MUTUAL FUNDS - 45.3%

American Funds - EuroPacfic     298,143   $  11,350,311
CI Emerging Markets Growth      337,662      19,746,484
Morgan Stanley Emerging Mar     957,238      14,358,577
Templeton Institutional Eme   1,381,726      13,209,302
Vanguard Extended Market In     312,198      11,738,636
Vanguard Institutional Inde     359,331      47,187,390

        TOTAL MUTUAL FUNDS (COST $123,587,486) $ 117,590,700

LIMITED PARTNERSHIPS - 55.3% (a)

Accel Internet Fund III, L.P.             $     848,447
Accel VIII, L.P.						 320,294
Accel-KKR Company LLC				     1,000,000
Adams Capital Management II, L.P.               651,949
Alloy Corporate 2000					 262,623
Alloy Ventures 98, L.P.                       2,452,083
Atlas Venture Fund IV, L.P.                   3,692,388
Atlas Venture Fund V, L.P.                      807,863
Audax Private Equity Fund, L.P.                 399,533
Austin Ventures VII, L.P.                     1,107,098
Bain Capital Fund VI, L.P.                    1,777,378
Bain Capital VI Coinvestment Fund L.P.          999,888
Battery Ventures VI, L.P.				  83,182
BC European Capital VI, L.P.                  1,376,226
Berkshire Fund V, L..P.                         404,754
Blackstone Capital                            3,423,510
Bowman Offshore Founders Fund, L.P.           3,180,053
Bowman Technology Fund, L.P.                  8,491,046
Brookside Capital Partners Fund, L.P.         3,172,245
Carlyle Asia Partners, L.P.                     534,445
Centennial Fund VI, L.P.                      1,745,204
CIBC Oppenheimer Emerging Markets Liquidatin     16,095
Code Hennessy & Simmons                         821,474
ComVentures IV, LP                              982,034
Delphi Ventures IV, L.P.                      5,932,958
Doughty Number 6                              1,564,592
Everest Capital Frontier, L.P.                5,496,525
Hicks, Muse, Tate & Furst Equity Fund IV, L.  5,847,745
Highfields Capital Ltd.                       8,488,307
Hummer Winblad Venture Partners IV            1,682,365
Hummer Winblad Venture Partners V			  50,000
Insight Capital Partners Cayman III, L.P.     3,199,184
J. H. Whitney Equity Partners III, L.P.       3,471,341
J. H. Whitney IV, L.P.                        3,101,554
J. H. Whitney Mezzanine Fund, L.P.              833,793
J. W. Childs Equity Partners II, L.P.         1,011,753
Knightsbridge Integrated IV                   3,221,108
Knightsbridge Integrated V                      286,002
Knightsbridge Post Venture IV, L.P.             445,642
Lone Redwood, L.P.                            7,613,993
Maverick Fund USA, Ltd.                       7,660,329
Meritech Capital Partners                     7,466,499
Meritech Capital Partners II				 300,000
ML - Silver Lake Special Trust                  743,580
Mohr, Davidow Ventures VI, L.P.                 559,308
Morgenthaler Venture Partners V               6,026,402
Morgenthaler Partners VI                        392,495
Oak Investment Partners IX                      433,966
Pequot Technology Perennial Fund              5,527,518
Redpoint Ventures I, L.P.                     1,606,813
Sankaty High Yield Partners, L.P.               864,000
Sevin Rosen Fund VI L.P.                      1,627,842
Sevin Rosen Fund VII, L.P.                    1,262,188
Spectrum Equity Investors III, L.P.           4,450,030
Spectrum Equity Investors IV, L.P.			 266,555
Summit Accelerator Fund, L.P.                   208,873
Summit Ventures V, L.P.                       1,841,353
T/A Atlantic & Pacific IV, L.P.               1,724,960
TCV III (Q), L.P.                             4,385,544
TCV IV, L.P.                                  1,859,678
The Varde Fund IV-A, L.P.                       328,291
Thomas H. Lee Equity Fund V, L.P.			  13,500
Tiger Management                                751,092
Weston Presidio Capital III, L.P.             1,510,972
Weston Presidio Capital IV, L.P.			  90,457
Worldview Technology Partners III, L.P.         881,672

     TOTAL LIMITED PARTNERSHIPS (COST 104,355,554)  $143,580,590



FUND OF FUNDS - 4.0% (a)

Knightsbridge Integrated Holdings       3,000   $  10,266,540

 TOTAL INVESTMENTS(COST $230,945,748)-106.0%    $ 275,177,537

OTHER ASSETS AND LIABILITIES, NET- (6.0%)         (15,552,572)

NET ASSETS  -  100.00%                         $ 259,624,965


*Cost for federal income tax purposes at September 30, 2000 has not been determined due to the Fund not having received tax information on all of the Fund's investments in limited partnerships.

(a) See Note 8.
(b) Closed-end investment company.


The accompanying notes are an integral part of the financial statements.







                      						The Mallard Fund, Inc.
						              Statement of Assets and Liabilities
                    For the Year Ended September 30, 2000


Assets:

        Investments, at value (Cost $230,745,748) $ 275,177,537
        Cash                                        	   270,624

        Total Assets                      	       $ 275,448,161

Liabilities:

        Bank loan                         $  15,708,732
        Other accrued expenses                  114,464

        Total Liabilities                 $  15,823,196

        Commitments (Note 8)

        Net Assets                        $ 259,624,965

Net Assets consist of:

        Common Stock, $0.001 par value
             Authorized 100,000,000 shares; 11,926,553 shares
             issued and outstanding       $      11,957
        Paid-in capital                     219,509,335
        Contributed capital                  21,218,750
        Distributions in excess of net inves(26,618,668)
        Accumulated net realized gain on inv   1,271,802
        Net unrealized appreciation on inves  44,231,789

Net Assets                                 $ 259,624,965
Net Asset Value Per Share
        ($259,624,965 / 11,926,553 shares $       21.77


The accompanying notes are an integral part of the financial statements.





                    				The Mallard Fund, Inc.
                         Statement of Operations
                  For the Year Ended September 30, 2000

INVESTMENT INCOME

Income:
          Interest Income                 $       8,043
          Dividend Income                     4,326,349

              Total Income                $   4,334,392

Expenses:

        Investment consulting fees (Note  $      90,517
        Investment management fees               22,562
        Administration fee (Note 4)              34,998
        Custodian fees (Note 4)                   3,765
        Legal fees                               33,874
        Audit fees                               13,062
        Directors fees and expenses               7,541
        Insurance                                 1,326
        Interest on bank loan                   613,480
        Miscellaneous expenses                    9,753

              Total Expenses              $     830,878

NET INVESTMENT INCOME                     $   3,503,514

        Net realized gain on investments dur  1,223,495
        Net unrealized appreciation of inves (16,524,433)

            Net realized and unrealized g $  (15,300,938)

NET INCREASE IN NET ASSETS RESULTING FROM $  (11,797,424)


The accompanying notes are an integral part of the financial statements.








                     				The Mallard Fund, Inc.
			 	                    Statement of Cash Flows
                    For the Year Ended September 30, 2000

INCREASE (DECREASE) IN CASH FROM:
		Operating Activities
		Net increase in net assets from operations $  (11,797,424)

        Adjustments:
             Increase in other acc exp      			        18,904

        Net realized and unrealized gain on inv 		 15,300,938
        Purchases of portfolio investments			     (22,356,350)
        Proceeds from disposition of investments		 16,036,882
        Investment paydowns   					                 1,062,061

        Net decrease in cash 						              $ (1,744,989)

	Financing Activities

             Increase in Bank loan				          $     126,656
             CRUT Asset Transfer				                1,605,093


        Net increase in cash					              $    1,731,749

        Net decrease in cash   					                  (13,240)
        Cash at beginning of year     				            283,864

        Cash at end of year					                $     270,624

        Supplemental cash flow information:
             Cash paid for interest				        $      514,695
		 Depreciation on inv				                    $   (16,524,433)

The accompanying notes are an integral part of the financial statements.






                    				The Mallard Fund, Inc.
			              Statement of Changes in Net Assets

                   				        Year ended         Year ended
                           			Sept 30, 2000   March 31, 1999
INCREASE (DECREASE) IN NET ASSETS:
Operations:

     Net investment income			       $   3,503,514 	$4,748,826
     Net realized gain loss on inv		    1,223,495   7,349,893
     Net increase in unrealized apprec(16,524,433) 77,331,213

     Net inc (decrease)in net assets$ (11,797,424) 	$89,429,932

Distributions to Shareholders from:

     Net investment income 			$  	-	               $ (4,748,826)
     In excess of net investment  -                 (25,373,357)

     Total Distributions 			$     -	              $ (30,122,183)



Capital Transactions:

     Capital Contribution			        $      -      $  21,218,750
     Proceeds from 2,203,700 shares 	      -         25,122,184
     Proceeds from CRAT assst transfer	    -         55,628,268
     Common stock reacquire			             -        (12,196,989)
     Proceeds from CRUT I  purchase		      -          1,872,647
     Proceeds from CRUT II purchase		      -          2,004,010
     Proceeds from CRUT II purchase 	   674,880
     Proceeds from CRUT II purchase		   930,213
     Net increase in net asstes		   $ 1,605,093    $ 72,430,120

NET ASSETS:

     Beginning of Period   			   269,817,296   116,860,677
     End of Period              $259,624,965  $269,817,296


The accompanying notes are an integral part of the financial statements.




THE MALLARD FUND, INC.
Financial Highlights
For a share outstanding throughout each period.

                			  For the period   For the Year  For the Year
                			 	   4/1/00             4/1/99	        4/1/98
                			  	  9/30/00           3/31/00	      3/31/99

Net Asset Value-Begin of Pd   	$22.70		    $11.52        $16.75

Investment Operations:
     Net investment income    	 1.35	      	 0.44         0.09
     Net realized	and unreal gain (2.28)	  	13.54        (2.55)
     Total from invest operations	 (0.93)		 13.98        (2.46)



Distributions
     From net income   	     	0     (0.44)       (0.09)
     In excess of nii        	0	    (2.36)       (2.68)
     In excess of real gain   0    	    0             0
     Return of capital        0	        0             0
     Total Distributions   	  0	    (2.80)       (2.77)

Net Asset Value-End of Pd  	$21.77	 $22.70       $11.52

Total Return (a)         		(4.10%) 	148.39%***   (12.18%)

Ratios (to average net assets)/ Supplemental Information
          Expenses(excluding int)  0.08%    0.25%         0.58%
          Expenses(including int)  0.31%    0.81%         1.23%
          Net Investment income    1.32%    3.10%         0.66%
          Portfolio turnover       5.82%    64.92%        26.98%
          Net Assets end of pd     $259,625 $269,817      $116,820

Number of shares outstanding    11,926,553 11,883,910   10,140,988
Amount of bank loans outstanding
     At end of the period  	$15,709	       $15,582       $10,109
Average amount of bank loan outstanding
     during the period   	$18,085	         $15,108       $13,699
Amount of maximum month end bank loans
     during the period  	$21,966	          $22,098       $24,745
Average amount of bank loans per share $1.52    $1.41         $1.35
Weighted average interest rate of bank loans
     during the period		          6.89%	       5.74%         5.69%


*    Annualized
** Initial public offering price of $20.00 per share less offering expenses of $0.03 per share.
***  Total return affected by asset donation. (See note 7)
#     Commencement of Operations.
(a) Based on per share net asset value. Per share market price is not readily determinable since fund shares are not currently sold to the public. Total return assumes reinvestment of dividends at the most recent quarterly net asset value and does not reflect brokerage commissions or initial underwriting discounts.
(b)   Total investment return has not been annualized.


The accompanying notes are an integral part of the financial statements.